Exhibit 23.3

                              ACCOUNTANT'S CONSENT

         We have issued our report dated February 16, 2000, accompanying the consolidated financial statements of River Valley Bancorp, which are incorporated within the Annual Report on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in River Valley Bancorp's Form S-8 to be filed with the Securities and Exchange Commission on or about March 30, 2001.

GRANT THORNTON LLP

/s/ Grant Thornton LLP

Cincinnati, Ohio
March 29, 2001